EXHIBIT 2.1





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                                                                     EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT

                                      among

                         OAO TECHNOLOGY SOLUTIONS, INC.
                            (a Delaware corporation),

                               OAO SERVICES, INC.
                      (a District of Columbia corporation),

                                 OAO CORPORATION
                            (a Maryland corporation)

                                       and

                                 WILLIAM R. HILL



                                  July 24, 1998



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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1.   Definitions..............................................................1

2.   Purchase and Sale of Securities and Related Matters......................7
     2.1      Purchase of Securities..........................................7
     2.2      Purchase Price..................................................7
     2.3      Effective Time of Closing of Company Books; Closing Balance
                Sheet; Etc....................................................8
     2.4      Payment of Cash Purchase Price Balance..........................9
     2.5      Hill Liability and Repayment of OAO Deficiency..................9
     2.6      Pay-Off of Sanwa Debt..........................................10
     2.7      Selling Parties' Representative................................10
     2.8      Earn-Out Payments..............................................10
     2.9      Post-Closing Repurchase of Certain Receivables.................12
     2.10     Required Consents..............................................12

3.   Closing.................................................................12
     3.1      Location, Date.................................................12
     3.2      Deliveries.....................................................12

4.   Representations and Warranties of the Selling Parties...................13
     4.1      Corporate Status...............................................13
     4.2      Authorization..................................................13
     4.3      Consents and Approvals.........................................13
     4.4      Capitalization and Stock Ownership.............................13
     4.5      Financial Statements...........................................14
     4.6      Title to Assets and Related Matters............................14
     4.7      Real Property..................................................14
     4.8      Certain Personal Property......................................15
     4.9      Non-Real Estate Leases.........................................15
     4.10     Accounts Receivable............................................16
     4.11     Inventory......................................................16
     4.12     Liabilities....................................................16
     4.13     Taxes and Tax Returns..........................................16
     4.14     Subsidiaries...................................................17
     4.15     Legal Proceedings and Compliance with Law......................17
     4.16     Contracts......................................................18
     4.17     Insurance......................................................20
     4.18     Intellectual Property and Software Products....................20
     4.19     Year 2000 Compliance...........................................21
     4.20     Employee Relations.............................................23
     4.21     Employee Benefits..............................................24
     4.22     Corporate Records and Books of Account.........................26



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     4.23     Absence of Certain Changes.....................................26
     4.24     Previous Sales; Warranties.....................................27
     4.25     Customers and Subcontractors...................................27
     4.26     Finder's Fees..................................................28
     4.27     Additional Information.........................................28
     4.28     Transactions with Affiliates...................................28
     4.29     No Third Party Options.........................................28
     4.30     Title to Shares................................................28
     4.31     Completeness and Accuracy of Information.......................29
     4.32     Representations................................................29

5.   Representations and Warranties of OAOT..................................29
     5.1      Corporate Status...............................................29
     5.2      Authorization..................................................29
     5.3      Consents and Approvals.........................................29
     5.4      Finder's Fees..................................................29
     5.5      Accuracy of Information........................................29

6.   Post-Closing Covenants..................................................30
     6.1      Covenant Not to Compete........................................30
     6.2      Confidential Information.......................................30
     6.3      Affiliates and Hill Limitations................................30
     6.4      Injunctive Relief..............................................30
     6.5      Expenses.......................................................30
     6.6      OAO Affiliates.................................................30
     6.7      338(h)(10) Tax Election and Certain Tax Matters................31
     6.8      Employee Benefits..............................................32
     6.9      Certain Taxes..................................................33

7.   Conditions Precedent to Obligations of OAOT.............................33
     7.1      Board Approval.................................................33
     7.2      Amendment to Option Cancellation Agreement.....................33
     7.3      Tax Sharing Agreements.........................................33
     7.4      Administrative Services Agreement..............................33
     7.5      Certificate....................................................33
     7.6      Legal Opinion..................................................33
     7.7      Sanwa Consent..................................................33

8.   Conditions Precedent to Obligations of the Selling Parties..............33
     8.1      Administrative Services Agreement..............................34
     8.2      Certificate....................................................34
     8.3      Legal Opinion..................................................34

9.   Indemnification.........................................................34
     9.1      By the Shareholders............................................34



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     9.2      By OAOT........................................................34
     9.3      Procedure for Claims...........................................34
     9.4      Claims Period..................................................35
     9.5      Third Party Claims.............................................36
     9.6      Investigations.................................................36

10.  Public Announcements....................................................36

11.  Contents of Agreement...................................................36

12.  Amendment, Parties in Interest, Assignment, Etc.........................37

13.  Interpretation..........................................................37

14.  Remedies................................................................37

15.  Dispute Resolution......................................................37

16.  Notices.................................................................39

17.  Governing Law...........................................................40

18.  Counterparts............................................................41




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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is made as of July 24, 1998 by and among OAO Technology Solutions, Inc., a Delaware corporation ("OAOT"), OAO Services, Inc., a District of Columbia corporation (the "Company"), OAO Corporation, a Maryland corporation ("OAO"), and William R. Hill ("Hill," and together with OAO, the "Shareholders"). The Company and the Shareholders are referred to herein collectively as the "Selling Parties." Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.


                                   Background
                                   ----------

     This Agreement sets forth the terms and conditions under which OAOT will purchase from the Shareholders and the Shareholders will sell to OAOT all of the outstanding shares of capital stock of the Company (the "Securities"). OAO owns 85% and Hill owns 15%, respectively, of the outstanding Securities (the "Proportionate Interests"). The amount of Securities owned by each Shareholder is set forth in Exhibit "A" hereto.


                                   Witnesseth
                                   ----------

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions

     For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

     "Administrative   Services  Agreement"  means  the  agreement  for  certain
services between OAO and OAOT, to be entered into contemporaneously herewith, in the form of Exhibit "B."

     "Affiliates" means, with respect to a particular party, Persons controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that party, and any immediate family members and Affiliates of any of the foregoing. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

     "Agreement" means this Agreement and the Exhibits and Schedules hereto.

     "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the most recent Financial Statements, that are owned or possessed by the Company.



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     "Balance Sheet" is defined in Section 4.5.

     "Balance Sheet Adjustments" is defined in Section 2.3(b).

     "Balance Sheet Date" is defined in Section 4.5.

     "Barker" means Cecile deLisle Barker.

     "Benefit Plan" means: (i) as to employees employed in the US, any (y) "employee benefit plan" as defined in Section 3(3) of ERISA, and (z) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement; and (ii) as to employees employed outside the US, all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices.

     "Books and Records" is defined in Section 4.22.

     "Cash Purchase Price" is defined in Section 2.2.

     "Charter   Documents"   means  an  entity's   certificate  or  articles  of
incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, joint venture agreement or similar document governing the entity.

     "Claim Notice" is defined in Section 9.3(a).

     "Closing" is defined in Section 3.1.

     "Closing Balance Sheet" is defined in Section 2.3(b).

     "Closing Date" is defined in Section 3.1.

     "Closing Time" is defined in Section 2.3(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $1.00 per share, of the Company.

     "Company" is defined above in the preamble.

     "Confidential Information" means any confidential information or trade secrets of the Company, including personnel information, know-how and other technical information, customer lists, customer information, supplier information, marketing plans and proposals and financial information.



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     "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

     "Copyrights" means any registered copyrights, copyright applications and unregistered copyrights.

     "Corporate Selling Party" is defined in Section 4.1.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable Law.

     "Damages" is defined in Section 9.1.

     "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

     "Earn-Out Payments" is defined in Section 2.8(a).

     "Employee" means any individual who is employed by the Company.

     "Encumbrances"  means  any  lien,  mortgage,   security  interest,  pledge,
restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Condition" is defined in Section 4.15(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" is defined in Section 9.4.

     "Financial Statements" is defined in Section 4.5.

     "GAAP" means generally accepted accounting principles of the US.

     "Governmental   Permits"   means  any   governmental   permits,   licenses,
registrations, certificates of occupancy, approvals and other governmental authorizations.

     "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any



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"hazardous substances," as defined by the Comprehensive  Environmental Response,
Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical," or "toxic chemical," as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any regulated substance or waste under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any federal, state, local or foreign governmental authorities concerning protection of the environment.

     "Hill" is defined above in the preamble.

     "Hill Deficiency" is defined in Section 2.4(b).

     "Hill Liability" is defined in Section 2.5(a).

     "Hill Price Reduction" is defined in Section 2.3(d).

     "IBM Consents" means the consent of IBM pursuant to the IBM Contracts to the change of control of the Company as contemplated by the Transactions.

     "IBM Contracts" means, collectively, (i) the National Technical Subcontracting Agreement NTS-6001 between International Business Machines Corporation ("IBM") and the Company entered into in December 1997, (ii) the IBM Global Services Service Agreement (Number STL010) and Statement of Work for Client Service Support at ComEd between IBM and the Company dated April 21, 1997, (iii) the Customer Service Center Subcontracting Agreement 100 between IBM and the Company dated August 1, 1997, and (iv) the Agreement for Consulting Services (Year 2000) between IBM and the Company.

     "Indemnified Buyer Party" is defined in Section 9.1.

     "Indemnified Party" is defined in Section 9.3(a).

     "Indemnified Seller Party" is defined in Section 9.2.

     "Indemnitor" is defined in Section 9.3(a).

     "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, logos, trade names, Software Products (including any related source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, methods, techniques and other intellectual property.

     "Inventory" means any inventory, including raw materials, supplies, work in process and finished goods.



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     "Knowledge of any Selling Party" or "Selling Parties'  knowledge" means the knowledge of any Selling Party or of Barker or any other director, officer or other employee of any Selling Party.

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Liquidated Claim Notice" is defined in Section 9.3(a).

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a material adverse effect on the Company, including the Assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof.

     "Non-Real Estate Leases" is defined in Section 4.9.

     "OAO" is defined above in the preamble.

     "OAO Certificate" is defined in Section 2.3(c).

     "OAO Deficiency" is defined in Section 2.4(a).

     "OAO Loan Repayment Amount" is defined in Section 2.2.

     "OAO Price Reduction" is defined in Section 2.3(d).

     "OAOT" is defined above in the preamble.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

     "Patents" means any patents, patent applications,  reissue patents, patents
of  addition,   divisions,   renewals,   continuations,   continuations-in-part,
substitutions, additions and extensions of any of the foregoing.

     "Permitted Encumbrances" is defined in Section 4.6.



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     "Person"   means   any   natural    person,    corporation,    partnership,
proprietorship, association, joint venture, trust or estate, or other legal entity.

     "Prime Rate" means the prime lending rate as published in The Wall Street Journal from time to time as the base rate on corporate loans by at least a certain portion of the largest banks in the US.

     "Proportionate Interests" is defined above in the Background section.

     "Purchase Price" is defined in Section 2.2.

     "Purchase Price Adjustment" is defined in Section 2.3(d).

     "Real Estate Leases" is defined in Section 4.7.

     "Real Property" is defined in Section 4.7.

     "Required Consents" is defined in Section 4.3.

     "Sanwa Consent" means, collectively, (i) the consent of Sanwa Business Credit Corporation ("Sanwa") under that certain Consent and Amendment No. 1 to the Amended and Restated Financing Agreement dated as of the date hereof among Sanwa, OAO, the Company, Secon, Inc. and OAOT (the "Consent and Amendment to Sanwa Loan Agreement") to this Agreement and the Transactions, (ii) the amendment of the Amended and Restated Financing Agreement dated June 22, 1998 among Sanwa, OAO, the Company and Secon, Inc. (the "Sanwa Loan Agreement") to terminate all obligations of the Company thereunder, remove the Company as a party thereto and delete all references to the Company therein, and (iii) the release by Sanwa of any and all security interests, liens and encumbrances against the Securities and any and all Assets of the Company (including without limitation, accounts receivable), including the execution of any and all UCC-3 instruments in connection therewith (and any other release instruments that OAOT may reasonably request).

     "Sanwa  Debt"  means the amount  required  to be paid to Sanwa  pursuant to
Section 3.b of the Consent and Amendment to Sanwa Loan Agreement.

     "Securities" is defined above in the Background section.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Parties" is defined above in the preamble.

     "Shareholders" is defined above in the preamble.

     "Software Products" is defined in Section 4.18(b).



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     "Taxes" means any taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

     "Trademarks" means any registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Transaction Documents" means this Agreement, the Administrative Services Agreement and the Consent and Amendment to Sanwa Loan Agreement.

     "Transactions" means the purchase and sale of the Securities and the other transactions contemplated by the Transaction Documents.

     "Unliquidated Claim" is defined in Section 9.3(a).

     "US" means the United States of America.

2.   Purchase and Sale of Securities and Related Matters.

     2.1 Purchase of Securities. Subject to the terms and conditions of this Agreement, at the Closing, OAOT shall buy from each Shareholder, and each Shareholder shall sell, transfer, convey, assign and deliver to OAOT, free and clear of all Encumbrances, such Shareholder's Securities. At the Closing, the Shareholders shall deliver to OAOT certificates and agreements evidencing the Securities owned by the Shareholders duly endorsed for transfer.

     2.2 Purchase Price. The total purchase price (the "Purchase Price") for the Securities equals the sum of (a) the amount of the Sanwa Debt paid by OAOT to Sanwa contemporaneously herewith in accordance with Section 2.6, (b) $2,305,000 in cash, as reduced by the Purchase Price Adjustment pursuant to Section 2.3(d) (the "Cash Purchase Price"), subject, in the case of Hill, to any reduction in accordance with Section 2.5(a) for the Hill Liability, and (c) the Earn-Out Payments determined in accordance with Section 2.8(a), if any, subject, in the case of Hill, to any reduction in accordance with Section 2.5(a) for the Hill Liability. At the Closing, OAOT shall (I) pay to Sanwa from OAO's Proportionate Interest of the Cash Purchase Price the amount of $1,100,000 by wire transfer of immediately available funds in partial repayment of outstanding borrowings of OAO under the Sanwa Loan Agreement (which amount is referred to herein as the "OAO Loan Repayment Amount") and (II) retain the balance of the Cash Purchase Price of $1,205,000 (the "Cash Purchase Price Balance") until the delivery of the OAO Certificate and the allocation of the Cash Purchase Price Balance and disbursement, if any, described in Section 2.4.



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     2.3 Effective Time of Closing of Company Books; Closing Balance Sheet; Etc.

     (a) Closing Time. The effective time of the purchase and sale of the Securities and the transfer of the business of the Company to OAOT hereunder, including the closing of the Books and Records, shall be deemed to have occurred at 12:00 a.m., July 1, 1998 (the "Closing Time"), and, subject to the proviso hereto, for all purposes hereunder and for any other purpose, OAOT shall be deemed to have acquired the Securities as of 12:00 a.m., July 1, 1998; provided, that, for purposes of the representations and warranties of the Selling Parties under Section 4, such representations and warranties shall be deemed to speak through and as of the date of this Agreement (or as of such other date specified therein).

     (b) Closing Balance Sheet. Immediately following the Closing and in no event later than 30 days thereafter, OAO shall have prepared a closing balance sheet of the Company (the "Closing Balance Sheet") as of the Closing Time which shall provide for, include and effect the following adjustments (collectively, the "Balance Sheet Adjustments"):

          (i) the repayment of all intercompany receivables due from OAO to the Company as of the Closing Time (approximately $2,000,000 as of June 30,
     1998);

          (ii) the contribution by OAO of an amount of cash to the Company necessary to bring the Net Equity of the Company, after the completion of the Balance Sheet Adjustments required by clauses (i) and (iii) of this
     Section 2.3(b), to zero as of the Closing Time (approximately $100,000 as of June 30, 1998). As used herein, "Net Equity" means the excess of total Assets acquired over the total Liabilities assumed by OAOT through the consummation of the Transactions as determined in accordance with GAAP; and

          (iii) the recording on the Closing Balance Sheet of adequate reserves to cover the Liabilities of the Company for Taxes as of the Closing Time, including deferred Taxes.

     (c) Audit and Certification. Deloitte & Touche LLP ("Deloitte"), independent public accountants for OAOT, shall audit the Closing Balance Sheet, including, in the course of the audit, the verification by Deloitte of the Balance Sheet Adjustments, and shall deliver the audited Closing Balance Sheet to the parties within 45 days of the Closing. OAOT shall be responsible for the costs of such audit. The audited Closing Balance Sheet shall be accompanied by a certificate of the chief executive officer and chief financial officer of OAO (the "OAO Certificate") certifying the accuracy of the Closing Balance Sheet and that the Balance Sheet Adjustments have been completed. Such certifications set forth in the OAO Certificate shall constitute additional representations and warranties of the Shareholders under Section 4.5 of this Agreement.

     (d) Purchase Price Adjustment. The Cash Purchase Price (and the Purchase Price) shall be adjusted and reduced by the aggregate amount of the Balance Sheet Adjustments set forth in clauses (i) and (ii) of Section 2.3(b) (the "Purchase Price Adjustment") and specified in the OAO Certificate. OAO's Proportionate Interest of the Purchase Price Adjustment is referred to herein as the "OAO Price Reduction" and Hill's Proportionate Interest of the Purchase Price Adjustment is referred to herein as the "Hill Price Reduction."



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     2.4  Payment of Cash  Purchase  Price  Balance.  Upon the  delivery  of the audited Closing Balance Sheet and the OAO Certificate, OAOT shall allocate and disburse, if applicable, the Cash Purchase Price Balance as follows:

          (a) to OAO, the amount equal to $859,250 (which is the amount of OAO's Proportionate Interest of the Cash Purchase Price before the OAO Price Reduction less the OAO Loan Repayment Amount) less the OAO Price Reduction (as used herein, the "OAO Balance" shall be the amount determined in accordance with the foregoing provision or zero, whichever is greater); provided, that if $859,250 less the OAO Price Reduction is less than zero, the amount less than zero (the "OAO Deficiency") shall be repaid by OAO to OAOT as provided in Section 2.5(b);

          (b) to Hill, the amount equal to $345,750 (which is the amount of Hill's Proportionate Interest of the Cash Purchase Price before the Hill Price Reduction) less the Hill Price Reduction, which amount shall be further reduced by the amount of the then outstanding Hill Liability (the "Hill Liability Reduction") (as used herein, the "Hill Balance" shall be the amount determined in accordance with the foregoing provision or zero, whichever is greater); provided, that if $345,750 less the Hill Price
     Reduction is less than zero, the amount less than zero (the "Hill Deficiency") shall be added to the amount of the remaining Hill Liability as provided in Section 2.5(a); and provided, further, that the amount of the Hill Liability Reduction, if any, shall be applied by OAOT to decrease the Hill Liability; and

          (c) to OAOT, the amount equal to the Cash Purchase Price Balance less the OAO Balance and the Hill Balance.

     2.5 Hill Liability and Repayment of OAO Deficiency.

     (a) Hill Liability. As used in this Agreement, the "Hill Liability" means the aggregate amount of (a) any and all amounts due and payable (including accrued interest) under that certain promissory note dated May 12, 1998 issued by Hill to OAOT plus (b) any and all amounts advanced by OAOT to Hill for travel expenses and not repaid by Hill. Until such time as the Hill Liability has been reduced to zero, including with respect to any increase in the amount of the Hill Liability for the Hill Deficiency described in Section 2.4(b), any and all amounts payable to Hill under Section 2.2, including any and all amounts payable by OAOT to Hill under Section 2.8 with respect to Earn-Out Payments, shall first be applied by OAOT to reduce the Hill Liability (and no amount shall be payable to Hill under Section 2.2 with respect to such applied funds), and at such time that the balance of the Hill Liability shall have been reduced to zero, OAOT shall pay to Hill, subject to the terms and conditions of this Agreement, any additional amounts payable to Hill under Section 2.2.

     (b) Repayment of OAO Deficiency. OAO shall repay the OAO Deficiency to OAOT within 5 days of receipt by OAOT of the OAO Certificate.

     2.6 Pay-Off of Sanwa Debt. At the Closing, contemporaneously with the receipt by the Company and OAO of the Sanwa Consent, OAOT shall pay to Sanwa the Sanwa Debt by wire transfer of immediately available funds.

     2.7 Selling Parties' Representative.

     (a) Each Selling Party, by signing this Agreement, designates OAO to be its or his representative for certain purposes under this Agreement where specifically indicated herein (the "Sellers' Representative"). For such specified purposes, the Selling Parties shall be bound by any and all actions taken by the Sellers' Representative on their behalf, except where the actions require the payment of monies by or to a Selling Party.

     (b) OAOT shall be entitled to rely upon any communication, notice or writing given or executed by the Sellers' Representative with respect to any matters not involving payments to the Shareholders in accordance with Section
2.8 or the payments by the Shareholders of monies, including without limitation, Damages in accordance with Section 9. All communications or writings to be sent to the Selling Parties pursuant to this Agreement may be addressed to the Sellers' Representative and any communication or writing so sent shall be deemed notice to all of the Selling Parties hereunder.

     2.8 Earn-Out Payments.

     (a) Subject to the terms and conditions of this Agreement, OAOT shall make additional cash payments to the Shareholders (the "Earn-Out Payments") in amounts equal to ten percent (10%) of OAOT's Pre-Tax Profit (defined below) in excess, if any, of $2,000,000 (the "Threshold," as adjusted as provided in the following sentence), for the three years ended December 31, 1999, 2000 and 2001 (collectively, the "Earn-Out Period"); provided, however, that the total of all Earn-Out Payments payable for the Earn-Out Period shall not exceed an aggregate of $5,000,000; and provided, further, that no Earn-Out Payment shall be payable if (i) any Shareholder is then in breach in any material respect of any representation, warranty, covenant or agreement contained herein or (ii) any write-down of OAOT's investment in the Company is required in accordance with Statement of Financial Accounting Standards No. 121. The Threshold shall be increased in each year of the Earn-Out Period to which the Earn-Out Payment relates by the ratio obtained by dividing (A) the total shares of common stock of OAOT ("OAOT Common Stock") issued and outstanding at the end of the year to which such Earn-Out Payment relates by (B) the total shares of OAOT Common Stock issued and outstanding as of June 30, 1998; provided that such amount outstanding as of June 30, 1998 shall be deemed to include (y) all shares, if any, issued or to be issued in connection with OAOT's proposed acquisition of Enterprise Technology Group and (z) all shares of OAOT Common Stock issuable upon the exercise of vested and unexercised stock options outstanding as of June 30, 1998.

     (b) As used in this Section 2.8, "Pre-Tax Profit" means income determined in accordance with GAAP applied on a consistent basis without taking into account any of the following items: (i) any adjustments for Earn-Out Payments;
(ii) deductions or accruals for any federal, state, local or foreign income Taxes; (iii) net operating loss carryforwards or carrybacks; (iv) any change in GAAP in comparison to those in effect at the Closing Time; and (v) any items that would be considered extraordinary items under GAAP; provided, however, that if the business of OAOT as presently conducted is operated during any portion of the Earn-Out Period as a division of a corporation or other business entity other than OAOT, the determination of the Pre-Tax Profit shall include such adjustments as are deemed appropriate so that the Pre-Tax Profit would be as close as possible to the Pre-Tax Profit that would have existed if OAOT were operated as a separate corporation during that portion of the Earn-Out Period at issue.

     (c) Subject to the limitations set forth in paragraph (a) above, on the 90th business day after receipt by OAOT of its audited financial statements for the year for which the Earn-Out Payment is being made, OAOT shall pay each Shareholder, subject, in the case of Hill, to any reduction in accordance with
Section 2.5(a) for the Hill Liability, a cash amount equal to such Shareholder's Proportionate Interest multiplied by such Earn-Out Payment. OAOT shall make any such payments to the Shareholders in "same day" funds by wire transfer.

     (d) In the event that a Shareholder disputes the calculation of any Earn-Out Payment under paragraph (a) above (each, an "Earn-Out Determination"), such Shareholder may dispute such Earn-Out Determination in the following manner. Within 30 days after OAOT pays the Earn-Out Payment in accordance with paragraph (c) above, the Shareholders jointly shall give OAOT notice of the disagreement with the Earn-Out Determination (the "Dispute Notice"), and such notice shall specify in detail the nature of the disagreement. During the 20 days after the day on which the Dispute Notice is given, the Shareholders and OAOT shall attempt to resolve such dispute. If they fail to reach a written agreement regarding the dispute, the Shareholders jointly shall refer the matter to a firm of certified independent accountants (the "Second Firm") that is different from the firm that audited OAOT's financial statements from which the Earn-Out Payment at issued was determined (the "First Firm"), and request the Second Firm to also determine the Pre-Tax Profit and Threshold of OAOT for the year of the Earn-Out Period at issue (the "Second Earn-Out Determination") within the 30 days after such 20-day period. OAO shall give OAOT prompt notice of the results of the Second Earn-Out Determination. During the 20 days after the day on which OAO gives OAOT notice of the Second Income Determination, the Shareholders and OAOT shall again attempt to resolve such dispute. If they fail to reach a written agreement regarding the dispute, the Shareholders and OAOT shall request the First Firm and the Second Firm together to choose a third firm of certified independent accountants (the "Third Firm") and request the Third Firm to also determine the Pre-Tax Profit and Threshold of OAOT for the year of the Earn-Out Period at issue (the "Third Earn-Out Determination") within the 30 days after the request to do so. OAOT and the Shareholders shall request the First Firm and the Second Firm each to confer with the Third Firm and to make available to the Third Firm their respective work papers regarding the Earn-Out Determination and the Second Earn-Out Determination. The Third Earn-Out Determination shall be the final and binding Earn-Out Determination for the purposes of determining whether OAOT shall be obligated to pay the Shareholders any amount in excess of the Earn-Out Payment made in accordance with paragraph
(c) above. The Shareholders shall pay the fees and expenses of the Second Firm with respect to the Second Earn-Out Determination in accordance with their Proportionate Interests. The Shareholders and OAOT shall pay any expenses relating to the engagement of the Third Firm, allocated between the Shareholders (in accordance with their Proportionate Interests as a group) and OAOT so that the Shareholders' share of such costs shall be in the same proportion that the aggregate amount of the disputed amounts submitted to such accounting firm that are unsuccessfully disputed by the Shareholders (as finally determined by such accounting firm) bears to the total amount of such disputed amounts so submitted to such accounting firm.

     2.9 Post-Closing Repurchase of Certain Receivables. OAO represents that the Closing Balance Sheet will reflect a reserve for uncollectible accounts receivable of at least $175,000 (the "A/R Reserve Amount"). OAO shall repurchase from the Company at their aggregate respective face amounts, less the A/R Reserve Amount, any accounts receivable on the balance sheet of the Company as of March 31, 1998 that remain uncollected as of November 1, 1998 (the "Uncollected Receivables"), it being understood by the parties that any accounts receivable of the Company arising after March 31, 1998 and prior to the Closing Time shall be the responsibility of OAOT after the Closing. OAOT shall provide written notice to OAO of the aggregate amount of the Uncollected Receivables (which shall include the reduction for the A/R Reserve Amount), if any, by November 15, 1998 or as promptly thereafter as practicable, and upon receipt of such notice, OAO shall pay OAOT the amount specified in such notice within 15 days.

     2.10 Required Consents. Within 30 days of the Closing Date, the Shareholders shall have obtained all Required Consents without any modification that OAOT deems unacceptable, including, without limitation, the assignment of all Contracts required by the terms thereof (other than the IBM Consents and the Sanwa Consent, which shall be obtained prior to or contemporaneously with the entering into of this Agreement).

3.   Closing.

     3.1 Location, Date. The closing for the Transactions (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia on the date hereof (the "Closing Date").

     3.2 Deliveries. At the Closing,

          (a) the Shareholders shall deliver to OAOT certificates and agreements evidencing the Securities owned by the Shareholders duly endorsed for transfer;

          (b) OAO and OAOT shall execute and deliver the Administrative Services Agreement;

          (c) OAO, OAOT and the Company shall execute and deliver the Consent and Amendment to Sanwa Loan Agreement;

          (d) OAO shall deliver the IBM Consents;

          (e) OAOT shall pay to Sanwa the aggregate amount of the Sanwa Debt and the OAO Loan Repayment Amount by wire transfer of immediately available funds; and

          (f) the parties shall also deliver to each other the agreements, legal opinions and other documents and instruments specified in Sections 7 and 8 and such other items as may be reasonably requested.

4.   Representations and Warranties of the Selling Parties.

     The Selling Parties hereby jointly and severally represent and warrant to OAOT as follows:

     4.1 Corporate Status. Each Selling Party that is a corporation (each, a "Corporate Selling Party") is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Charter Documents and bylaws of the Corporate Selling Parties that have been delivered to OAOT as of the date hereof are effective under applicable Laws and are current, correct and complete.

     4.2 Authorization. The Company has the requisite power and authority to own its Assets and carry on its business as presently conducted. Each Corporate Selling Party has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by each Corporate Selling Party have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by any Selling Party as of the date hereof has been duly executed and delivered by such Selling Party and constitutes a valid and binding obligation of such Selling Party, enforceable against such Selling Party in accordance with its terms.

     4.3 Consents and Approvals.  Except for any consents  specified in Schedule
4.3 (the "Required Consents"), neither the execution and delivery by any Selling Party of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by any Selling Party, will (a) require any filing, consent, renegotiation or approval, conflict with, constitute a Default or cause any payment obligation to arise under (i) any Law or Court Order to which any Selling Party or its properties or other assets may be subject, (ii) with respect to any Corporate Selling Party, the Charter Documents or bylaws of such Corporate Selling Party or (iii) any Contract, Governmental Permit or other document to which any Selling Party is a party or by which the properties or other assets of any Selling Party may be subject, or
(b) result in the creation or imposition of any Encumbrance upon the Company or any of the Assets. The Selling Parties have obtained the IBM Consents. Contemporaneously with entering into this Agreement, the Selling Parties will have obtained the Sanwa Consent.

     4.4 Capitalization and Stock Ownership. The total authorized capital stock of the Company consists of 1,000 shares of Common Stock, 500 shares of which are issued and outstanding on the date hereof immediately prior to the Closing (the "Existing Shares"). There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Existing Shares are duly and validly authorized and issued, fully paid and non-assessable. The Shareholders are the sole record and beneficial owners of all of the issued and outstanding Existing Shares. Each Shareholder owns of record the number of Existing Shares set forth opposite such Shareholder's name in Exhibit "A" hereto. The Company complied with all applicable Laws in connection with the issuance of the Existing Shares, and none of the Existing Shares was issued in violation of any Contract binding upon the Company. All of the Securities are freely transferable except as may be limited by any applicable securities Laws. Upon completion of the Transactions at the Closing, OAOT shall receive valid title to all of the Securities, free and clear of all Encumbrances.

     4.5 Financial Statements. The Company has delivered to OAOT correct and complete copies of (a) financial statements of the Company, consisting of balance sheets as of September 30, 1995, 1996 and 1997 and the related statements of income, retained earnings and cash flows for the years then ended, all of which were reviewed by Deloitte & Touche LLP, independent public accountants ("Deloitte"), and were included in the consolidated financial statements of OAO for such periods which were audited by Deloitte, and (b) interim financial statements of the Company, consisting of a balance sheet as of May 31, 1998 and the related statements of income, retained earnings and cash flows for the eight-month period then ended. All such financial statements of the Company are referred to herein collectively as the "Financial Statements." The Financial Statements are accurate and complete and are consistent in all material respects with the Books and Records of the Company, and there have not been any material transactions that have not been recorded in the accounting records underlying such Financial Statements. The Financial Statements have been prepared on a consistent basis with, and form in part, the basis on which the consolidated financial statements of OAO were prepared. The Financial Statements have been prepared in accordance with GAAP consistently applied, and present fairly the financial position and Assets and Liabilities of the Company as of the dates thereof, and the results of its operations and cash flows for the periods then ended, subject, in the case of unaudited Financial Statements, to normal recurring year-end adjustments and the absence of notes. The balance sheet of the Company as of September 30, 1997 that is included in the Financial Statements is referred to herein as the "Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

     4.6 Title to Assets and Related Matters. The Company has good and marketable title to, valid leasehold interests in or valid licenses to use, all of its Assets, free from any Encumbrances except those specified in Schedule 4.6 (the "Permitted Encumbrances"). The use of the Assets is not subject to any Encumbrances (other than Permitted Encumbrances), and such use does not materially encroach on the property or rights of any Person. All Real Property and tangible personal property (other than Inventory) of the Company are suitable for the purposes for which they are used, in good working condition and repair, reasonable wear and tear excepted, and free from any known defects, except such minor defects that would not, individually or in the aggregate, have a Material Adverse Effect. Any Software Product included in the Assets, together with all know-how and processes used in connection therewith, functions as intended and is in machine-readable form. The Assets constitute all of the assets required for the continued operation of the Company as conducted as of the Balance Sheet Date.

     4.7 Real Property. Schedule 4.7 describes all real estate used in the operation of the Company as well as any other real estate that is in the possession of or leased by the Company and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). The Company has no ownership interest in any Real Property. The Company has not previously owned, leased or otherwise operated any other real estate other than as set forth in
Schedule 4.7. The Company has made available to OAOT correct and complete copies of the Real Estate Leases, as amended and as currently in effect. Each Real Estate Lease is valid and in full force and effect and, to the Selling Parties' knowledge, constitutes the legal, valid and binding obligation of the landlord thereunder, enforceable in accordance with its terms. Neither OAO nor the Company is in Default under any Real Estate Lease, all rent and other sums payable by or to OAO or the Company thereunder are current within applicable notice and grace periods and no landlord under any Real Property Lease has asserted a Default on the part of OAO or the Company that would give it the right to terminate such Real Estate Lease or set off against rent and other sums payable by OAO or the Company thereunder and, to the Selling Parties' knowledge, there is no Default under any Real Estate Lease by any other party. Neither OAO nor the Company has received notice that any landlord intends to cancel, terminate or refuse to renew any Real Estate Lease or to exercise or decline to exercise any option or other right thereunder. All improvements to be constructed by any landlord under any Real Estate Lease have been completed and the use of the Real Property in the conduct of the business of the Company is a permitted use under the terms of each Real Estate Lease. All of the Real
Property is usable in the ordinary course of business and conforms in all material respects with any applicable Laws relating to its construction, use and operation. The Real Property complies with applicable zoning Laws. OAO, the Company or the landlord of any Real Property leased or occupied by the Company has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property.

     4.8 Certain Personal Property. Attached as Schedule 4.8 hereto is a complete fixed asset schedule, describing all items of tangible personal property that were included in the Balance Sheet. Except as specified in
Schedule 4.8, since the Balance Sheet Date, the Company has not acquired any items of tangible personal property that have, in each case, a carrying value in excess of $20,000, or an aggregate carrying value of $100,000. All of such personal property included in such fixed asset schedule is usable in the ordinary course of business and conforms in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Non-Real Estate Leases and as set forth in Schedule 4.8, no Person other than the Company owns any vehicles, equipment or other tangible assets used by the Company or that are necessary for the operation of the Company.

     4.9 Non-Real Estate Leases. Schedule 4.9 lists all assets and property (other than Real Property) that have been used in the conduct of the business of the Company and that are possessed by the Company under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $10,000 (each, an "Immaterial Lease"). Schedule 4.9 also lists the leases under which such assets and property listed in Schedule 4.9 are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases." Each Non-Real Estate Lease is valid and in full force and effect and, to the Selling Parties' knowledge, constitutes the legal, valid and binding obligation of the lessor thereunder, enforceable in accordance with its terms. The Company is not in Default under any Non-Real Estate Lease, all lease payments and other sums payable by or to the Company thereunder are current within applicable notice and grace periods and no lessor under any Non-Real Estate Lease has asserted a Default on the part of the Company that would give it the right to terminate such Non-Real Estate Lease or set off against lease payments and other sums payable by the Company thereunder and, to the Selling Parties' knowledge, there is no Default under any Non-Real Estate Lease by any other party. The Company has not received notice that any lessor intends to cancel or terminate any Non-Real Estate Lease or to exercise or decline to exercise any option or other right thereunder.

     4.10 Accounts Receivable. The accounts receivable set forth on the Balance Sheet or arising since the Balance Sheet Date (a) are valid and genuine, (b) have arisen only in the ordinary course of business out of bona fide sales and deliveries of goods or performance of services, (c) are not subject to valid defenses, set-offs or counterclaims and (d) are collectible in full at the recorded amounts thereof (without resort to litigation or assignment to a collection agency) within 90 days after billing, net of any allowance for doubtful accounts reflected on the Balance Sheet. The allowance for doubtful accounts reflected on the Balance Sheet has been determined in accordance with GAAP consistently applied. The Company knows of no facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectibility of such accounts receivable in excess of any allowance therefor set forth on the Balance Sheet.

     4.11 Inventory. The Inventory set forth on the Balance Sheet or acquired since the Balance Sheet Date consists of items of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items. Such Inventory is of such quality as may be required to satisfy applicable quality control standards of any governmental authority. All finished goods included in such Inventory are saleable as current inventories at the current price thereof in the ordinary course of business. Such Inventory is recorded in the Financial Statements at the lower of cost or market value determined in accordance with GAAP, and no write-down of such Inventory has been made or should have been made pursuant to GAAP during the past two years.

     4.12 Liabilities. The Company does not have any Liabilities, and none of the Assets is subject to any Liabilities, except (a) as specifically disclosed on the Balance Sheet and not heretofore paid or discharged, (b) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material and (c) Liabilities under any Contracts that are specifically disclosed in the Schedules hereto (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Balance Sheet.

     4.13 Taxes and Tax Returns. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed with respect to any federal, state, local or foreign Taxes of the Company (the "Tax Returns") have been timely filed with the appropriate governmental authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the Liabilities of the Company for Taxes for the periods, property or events covered thereby. All Taxes, including, without limitation, those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from the Company, have been properly accrued or paid. The accruals for Taxes contained in the Balance

Sheet are adequate to cover the Liabilities of the Company for Taxes as of the Balance Sheet Date and include adequate provision for all deferred Taxes and nothing has occurred subsequent to the Balance Sheet Date to make any of such accruals inadequate, and the accruals for Taxes to be contained in the Closing Balance Sheet will be adequate to cover the Liabilities of the Company for Taxes as of the Closing Time and will include adequate provision for all deferred Taxes. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Company or any of the Assets. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens on any of the Assets. The Company has no knowledge of any basis for any additional assessment of any Taxes. The Company has made all deposits required by Law to be made with respect to employees' withholding and other employment Taxes, including, without limitation, the portion of such deposits relating to Taxes imposed upon the Company. The Company has not taken any action that would have the effect of deferring any Liabilities of the Company for Taxes from a pre-Closing period to any period commencing on or after the Closing Time.

     4.14 Subsidiaries. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business, trust, joint venture or other legal entity.

     4.15 Legal Proceedings and Compliance with Law.

     (a) Except as set forth in Schedule 4.15(a), there is no Litigation in any court or before any governmental entity or arbitrator that is pending or, to any Selling Party's knowledge, threatened against or related to the Company or any of the Assets or which seeks to enjoin or obtain damages in respect of the consummation of the Transactions. There has been no Default under any Laws applicable to the Company, including Environmental Laws (defined below), except for any Defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. The Company is not a party to, and none of the Assets is subject to, the provisions of any judgment, order, writ, injunction, decree or award of any governmental authority or any arbitrator, nor is there any Court Order that might affect the Transactions. There has been no Default with respect to any Court Order applicable the Company or the Assets. Neither the Company nor any director, officer, employee or agent of, or any consultant to, the Company has unlawfully offered, paid or agreed to pay, directly or indirectly, any money or anything of value to or for the benefit of any individual who is or was an official or employee or candidate for office of the government of any country or any political subdivision, agency or instrumentality thereof or any employee or agent of any customers or suppliers of the Company.

     (b) Without limiting the generality of Section 4.15(a), there has not been and there does not exist any Environmental Condition (defined below) at or relating to (i) any premises at which the operations of the Company have been conducted, (ii) any property owned, leased, occupied or operated at any time by the Company, by any Person controlled by any Affiliate of the Company or by any predecessor of any of the foregoing or (iii) any property at which wastes or Hazardous Substances have been deposited or disposed of by, from or at the behest or direction of any of the foregoing, nor has any Selling Party received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by the Company or any third party, at or relating to any such property or premises that (A) requires or could require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (B) gives or could give rise to any civil or criminal Liability under any Environmental Law or (C) constitutes or could create a public or private nuisance. "Environmental Law" means all Laws and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a party may be held liable for the release or discharge of any materials into the environment.

     (c) The Company has delivered to OAOT correct and complete copies of any written environmental reports, studies or assessments in the possession or control of any Selling Party that relate to the Company, the Assets or any Environmental Condition.

     (d) Except in those cases where the failure would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company has obtained and is in full compliance with all Governmental Permits, all of which are listed in
Schedule 4.15(d) along with their respective expiration dates, that are required for the operation of the Company as currently operated, (ii) all of the Governmental Permits are currently valid and in full force and (iii) the Company has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To the Selling Parties' knowledge, no revocation, cancellation or withdrawal thereof has been threatened. Any Governmental Permits that cannot be transferred in connection with the consummation of the Transactions are identified in Schedule 4.15(d).

     4.16 Contracts.

     (a) Schedule 4.16 lists all Contracts of the following types to which the Company is a party, or by which it or any of its Assets is bound, as of the date hereof, except for any Contract that is terminable by the Company on not more than 30 days' notice without any Liability and any Contract under which the executory obligation of the Company involves an amount of less than $10,000 (such excepted Contracts are referred to collectively as "Minor Contracts"):

          (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant of the Company or any Affiliate thereof;

          (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any property from or the performance of services by a third party, in excess of $25,000 in any individual case or of a duration of more than 12 months, or any Contracts for the sale of products that involve an amount in excess of $25,000 with respect to any one supplier or other party;

          (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case or of a duration or more than 12 months;

          (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case;

          (v) Contracts limiting or restraining the Company or any successor or assign from engaging or competing in any lines of business with any Person;

          (vi) Contracts with any customers providing for volume refunds, retrospective price adjustments, price guarantees or rebate programs;

          (vii) any notes, mortgages, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, surety agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from present or former officers, directors, partners, shareholders or Affiliates of the Company or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

          (viii) Contracts under which any Encumbrances exist with respect to any Assets;

          (ix) license, franchise, distributorship, sales agency or other agreements, including those which relate in whole or in part to any Intellectual Property, Software Products or technical assistance;

          (x) Contracts for any capital expenditures or leasehold improvements that involve an amount in excess of $10,000 in any individual case; and

          (xi) any other Contracts (other than Minor Contracts and those described in any of (i) through (x) above) not made in the ordinary course of business.

     (b) Correct and complete copies of the Contracts listed in Schedule 4.16 have been delivered to OAOT prior to the date hereof and each such Contract is a valid and binding obligation and is in full force and effect. The Contracts listed in Schedule 4.16 and the Contracts of the Company excluded from Schedule
4.16 based on the term or amount thereof are referred to herein as the "Company Contracts." The Company is not in Default under any Company Contract (including any Real Estate Leases and Non-Real Estate Leases), which Default could result in a Liability on the part of the Company in excess of $25,000 in any individual case, and the aggregate

Liabilities that could result from all such Defaults do not exceed $50,000. No Selling Party has received any communication from, or given any communication to, any other party indicating that the Company is in Default under any Company Contract where such Default could have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of any Selling Party, none of the other parties to any such Company Contract is in Default thereunder.

     4.17 Insurance. Schedule 4.17 lists all policies or binders of insurance held by or on behalf of the Company or relating to any of the Assets, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

     4.18 Intellectual Property and Software Products.

     (a) The Company does not currently use nor has it previously used in the operation of its business (including in the development, production or marketing of its products and services) any Copyrights, Patents or Trademarks except for those listed in Schedule 4.18. The Company owns or has the lawful right to use all Intellectual Property that has been used in the operation of its business in the ordinary course or otherwise. All of the Intellectual Property listed in
Schedule 4.18 is owned by the Company, free and clear of all Encumbrances, or used pursuant to an agreement that is described in Schedule 4.18. The Company does not infringe upon or unlawfully or wrongfully used any Intellectual
Property rights owned or claimed by any other Person. The Company is not in Default and has not received any notice of any claim of infringement or any other claim or proceeding with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.

     (b) Schedule 4.18 contains a complete list of all of the computer software products sold, licensed, distributed, marketed, used or under development by, or licensed to or under development for, the Company (the "Software Products"). Each of the Software Products performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of errors and defects in programming and operation except such defects as would not materially and adversely affect the use of the respective Software Products for their intended purposes.

     (c) Except as specified in Schedule 4.18, all right, title and interest in and to the Software Products is owned by the Company, free and clear of all Encumbrances, and any of such Software Products that is not owned is available for use pursuant to an agreement that is described in Schedule 4.18. No government funding was utilized in the development of any of the Software

Products. The sale, license, distribution, marketing or use of the Software Products by the Company does not violate any rights of any other Person, and the Company has not received any communication alleging such a violation. Except as specified in Schedule 4.18, the Company does not have any obligation to compensate any Person for the sale, license, distribution, marketing or use of the Software Products. Other than as set forth in Schedule 4.18, the Company has not granted to any other Person any license, option or other right in or to any of the Software Products, except for non-exclusive, royalty-bearing, end-user licenses granted by the Company pursuant to license agreements, copies of any of which have been provided to OAOT (the "End-User Licenses").

     (d) The Company does not have any obligation owing to any Person to maintain, modify, improve or upgrade any of the Software Products, except for any such obligation set forth in an End-User License or under a customer-specific services agreement and such other obligations as would not, individually or in the aggregate, have a Material Adverse Effect.

     (e) All officers of the Company and all employees and consultants of the Company who are involved in the design, review, evaluation or development of Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement") sufficient to protect the confidentiality and value of such items and to vest in the Company exclusive ownership thereof. To any Selling Party's knowledge, (i) none of the Confidential Information has been used, divulged or appropriated for the benefit of any Person other than the Company or otherwise to the detriment of the Company, (ii) except as specified in Schedule 4.18, no employee or consultant of the Company is subject to any contractual or legal restrictions that might interfere with the use of his or her best efforts to promote the interests of the Company, (iii) no employee or consultant of the Company has used any other Person's trade secrets or other information that is confidential in the course of his or her work for the Company and (iv) no employee or consultant of the Company is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

     4.19 Year 2000 Compliance.

     (a) Definitions. The following terms, as used in this Section 4.19, have the following meanings:

     "Facilities" means any facilities or equipment used by the Company in any location, including heating, ventilating and air conditioning systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines and equipment, whether or not owned by the Company.

     "Internal MIS Systems" means any Software and computer systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the business by or on behalf of the Company, including the Company's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources and e-mail systems.

     "Products" means any products offered or furnished by the Company, or any predecessor in interest of the Company, currently or at any time in the past, including, without limitation, the Software Products; each item of hardware, Software or firmware; any system, equipment or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications and maintenance thereto.

     "Services" means any services offered or furnished by the Company in the conduct of its business, or by any predecessor in interest of the Company, currently or at any time in the past.

     "Software" means any computer software of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., purchase or service order processing, etc.) and all computer operating, security or programming software, that is owned by or licensed to the Company or used, or has been developed or designed for or is in the process of being developed or designed for use, directly or indirectly, in the conduct of the business of the Company, and any and all documentation and object and source codes related thereto.

     "Year 2000 Compliant" means that (i) the Products, Services or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality of the Company's Products, Services and other item(s) at issue will be affected by any dates/times prior to, on, after or spanning January 1, 2000. The design of the Products, Services and other item(s) at issue to ensure compliance with the representations and warranties contained in this Section 4.19 includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, (A) no value for current date/time will cause any error, interruption or decreased performance in or for such Products, Services and other item(s), (B) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other Products, Services and/or items, (C) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (D) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (E) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (F) the Company's provision of Products, Services and other item(s) will not be interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

     (b) Products and Services. Without limiting the generality of Section 4.18(b), all of the Company's Products and Services are Year 2000 Compliant. If the Company is obligated to repair or replace Products or Services previously provided by the Company that are not Year 2000 Compliant in order to meet the Company's contractual obligations, avoid personal injury or other liability, avoid misrepresentation claims or satisfy any other obligations or requirements, the Company has repaired or replaced those Products and Services to make them Year 2000 Compliant. The Company has furnished OAOT with true, correct and complete copies of any customer agreements and other materials and correspondence in which the Company has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of the Company's Products or Services on or after January 1, 2000.

     (c) Internal MIS Systems and Facilities. All of the Company's Internal MIS Systems and Facilities are Year 2000 Compliant.

     (d) Suppliers. To the Selling Parties' knowledge, all vendors of products and services to the Company, and their respective products, services and operations, are Year 2000 Compliant. To the Selling Parties' knowledge, each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000. The
Company has entered into appropriate agreements with each of its vendors certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are Year 2000 Compliant. All such vendor agreements include appropriate indemnification by the vendor in favor of the Company and the Company's successors if that vendor or its products, services or operations fail to be Year 2000 Compliant or if the products, services or operations fail to conform to or meet the terms of the vendor warranties, representations or other contractual terms.

     (e) Year 2000 Compliance Investigations and Reports. The Company has furnished OAOT with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies and facilities of the Company and the Company's vendors.

     4.20 Employee Relations. The Company is not a party to or currently negotiating any collective bargaining agreement. The Company has not experienced any labor strike, work slowdown or work stoppage during the last three years nor, to the Selling Parties' knowledge, is any strike, slowdown or stoppage threatened. Except as set forth in Schedule 4.20, there are no discrimination complaints nor any other kind of employment or labor related disputes or unfair labor practice charges or complaints against the Company pending before or, to the Selling Parties' knowledge, threatened before any federal, state, local or foreign court or agency, and no dispute respecting minimum wage or overtime claims or other conditions or terms of employment exists. The Company has no Liabilities with respect to any independent contractors who perform or have performed services for the Company under any Benefit Plans or other benefit arrangement of any kind whatsoever or under any Laws applicable to the Company, including any Liabilities under any labor, employment or tax Laws or imposed by common law. The Company has delivered to OAOT a correct and complete list of the names, dates of hire, present positions and salaries, bonus and other cash compensation of all employees (including officers) of the Company whose total cash compensation for the year ended September 30, 1997 exceeded, or whose total compensation for the year ending September 30, 1998 is expected to exceed, $50,000.

     4.21 Employee Benefits.

     (a) Schedule 4.21 contains a current, correct and complete list of all Benefit Plans sponsored or maintained by the Company or any Affiliate of the Company or under which the Company may be obligated with respect to any Employees or former employees of the Company or beneficiaries of any of the foregoing. The Company has delivered to OAOT correct and complete (i) copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) detailed summaries of all such unwritten Benefit Plans, (iii) copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in
Schedule 4.21. The Company does not have any Liability with respect to any employee benefit plan or arrangement other than with respect to the Benefit Plans listed in Schedule 4.21.

     (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any such Benefit Plans, that could subject the Company to any material penalty or Tax imposed under the Code or ERISA.

     (c) Any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise Taxes or income Taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

     (d) The Company does not sponsor or contribute to, and has not in the past sponsored, contributed to or had an obligation to contribute to, and has no Liability with respect to, any defined benefit plan subject to Title IV of ERISA or any multiemployer plan (as defined in Section 3(37) of ERISA), nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). For purposes of this Section 4.21(d), the term "Company" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

     (e) There are no pending or, to the knowledge of any Selling Party, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable Law, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the knowledge of any Selling Party, any basis for such claim. Such Benefit Plans are not the subject of any pending or, to the knowledge of any Selling Party, threatened investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

     (f) The Company or OAO, if applicable, has timely made all required contributions under such Benefit Plans including any matching contributions under a 401(k) plan for the benefit of the Employees and the payment of any premiums payable to the PBGC and other insurance premiums. There have been no accumulated funding deficiencies (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any such Benefit Plan and no request for a waiver from the Internal Revenue Service with respect to any minimum funding requirement under Section 412 of the Code. The Company has not incurred any Liability for any Tax, excise Tax, penalty or fee with respect to any such Benefit Plan, and no event has occurred and no circumstance exists or has existed that could give rise to any such Liability. The execution of and performance of the Transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, acceleration, vesting or increase in benefits with respect to any current or former employee of the Company that would be an "excess parachute payment" under Section 280G of the Code.

     (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"),
(i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a Tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied and been administered in accordance with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the Social Security Act and other applicable Laws and
(iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. No Benefit Plan provides any health, life or other welfare coverage to Employees of the Company or former employees of the Company beyond termination of their employment with the Company, by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the Laws of any state or locality.

     4.22 Corporate Records and Books of Account. The minute books of the Company contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and shareholders. The stock record book of the Company is complete, correct and current. All books of account and other financial records of the Company (the "Books and Records") are complete and correct and accurately and fairly reflect, in reasonable detail, the transactions and the Assets and Liabilities of the Company. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with applicable Laws.

     4.23 Absence of Certain Changes. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course and there has not been:

          (a) any Material Adverse Effect;

          (b) any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the Assets or the operations, prospects or condition (financial or otherwise) of the Company;

          (c) any actual or threatened trouble or disruption of the Company's relations with its agents, customers or suppliers;

          (d) any Liability or Encumbrance incurred, other than Liabilities or Encumbrances incurred in the ordinary course of business, or any
     Encumbrance discharged or satisfied, or any failure to pay or discharge when due any Liability of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to the Company;

          (e) any change or amendment to the Company's Charter Documents or bylaws;

          (f) any amendment or termination of any material Contract to which the Company is or has been a party or by or to which it is or was bound or entitled other than in the ordinary course of business;

          (g) any transfer or grant of any rights to any Intellectual Property or Software Products owned by or licensed to the Company other than in the ordinary course of business;

          (h) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

          (i) any sale, issuance or acquisition of equity or other securities of the Company or any grant of options, warrants, calls or commitments of any kind with respect thereto;

          (j) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

          (k) any sale, assignment or transfer of Assets or any agreements entered into with respect to the foregoing, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

          (l) any waiver or release of any claim or right or cancellation of any substantial debt or claim other than in the ordinary course of business, or any waiver of any rights of substantial value whether or not in the ordinary course of business;

          (m) any payments to any Affiliate of the Company other than as set forth in Schedule 4.28;

          (n) any commitment or agreement for capital expenditures or capital additions or betterments exceeding $25,000 in the aggregate; or

          (o) any change in the accounting principles followed by the Company or the methods of applying such principles.

     4.24 Previous Sales; Warranties. All goods sold or distributed and all services performed by the Company were of merchantable quality, and the Company has not breached any express or implied warranties in connection with the sale or distribution of such goods or the performance of services, except for breaches that would not, individually and in the aggregate, have a Material Adverse Effect. The Company has provided to OAOT correct and complete copies of all warranties (a) made by all Persons from whom the Company has obtained any goods that have been resold or distributed by the Company, including any goods that constituted parts included in goods sold or distributed by the Company, and
(b) made by the Company with respect to any goods that have been sold or distributed by the Company or services performed by the Company.

     4.25 Customers and Subcontractors. The Company has used commercially reasonable efforts to maintain and currently maintains, good working relationships with all of its customers and subcontractors. Schedule 4.25 contains a list of the names of each of the ten customers that, in the aggregate, for the three years ended September 30, 1995, 1996 and 1997, were the largest dollar volume customers of products or services, or both, sold by the Company. Except as specified in Schedule 4.25, none of such customers has given the Company notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company. Schedule 4.25 also contains a list of the ten subcontractors of the Company that, in the aggregate, for the years ended September 30, 1995, 1996 and 1997, were the largest dollar volume subcontractors used by the Company. None of such subcontractors has given the Company notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company. The Company is not aware that any major customer or subcontractor intends to cease doing business with the

Company or to alter materially the amount of business done with the Company due to the consummation of the Transactions or for any other reason.

     4.26 Finder's Fees. No Person retained by any Selling Party is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     4.27 Additional Information. Schedule 4.27 contains correct and complete lists of the following:

          (a) the names of all officers and directors of the Company as of immediately prior to the Closing;

          (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

          (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

          (d) the names of all Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

          (e) all names under which the Company has conducted any business or which it has otherwise used at any time during the past five years.

     4.28 Transactions with Affiliates. Except as set forth in Schedule 4.28, neither the Company nor any Affiliate of the Company owns or has a controlling ownership interest in any Person that is a party to any Contract or material business arrangement or relationship with the Company and no Affiliate of the Company purchases or provides services or products from or to the Company.
Schedule 4.28 sets forth a summary of all purchases or sales of goods or services from or to the Company by any Affiliate of the Company for the three years ended September 30, 1995, 1996 and 1997 and by any such Affiliate since the Balance Sheet Date. All transactions between the Company and any Affiliate of the Company described in Schedule 4.28 have been on substantially the same terms and conditions as similar transactions between non-affiliated parties and are properly recorded in the Books and Records of the Company.

     4.29 No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the Assets or any interest in the Company except for those Contracts entered into in the ordinary course of business for the sale of Inventory.

     4.30 Title to Shares. Except as set forth in Schedule 4.30, each Shareholder has good and marketable legal and beneficial title to the Securities, free and clear of all Encumbrances, and there are no restrictions on such Shareholder's right to transfer the Securities to OAOT pursuant to this Agreement.

     4.31 Completeness and Accuracy of Information. All information set forth in any Schedule hereto is correct and complete. No representation or warranty by any Selling Party in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of any Selling Party to OAOT in connection with the Transactions, including the Financial Statements, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     4.32 Representations. The representations and warranties of the Selling Parties contained in this Agreement, disregarding all qualifications and exceptions herein relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate have a Material Adverse Effect.

5.   Representations and Warranties of OAOT.

     OAOT hereby represents and warrants to the Selling Parties as follows:

     5.1 Corporate Status. OAOT is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated.

     5.2 Authorization. OAOT has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it, and such execution, delivery and performance by OAOT have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by OAOT as of the date hereof has been duly executed and delivered by OAOT and constitutes a valid and binding obligation of OAOT, enforceable against OAOT in accordance with its terms.

     5.3 Consents and Approvals. Except as set forth in Schedule 5.3, neither the execution and delivery by OAOT of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by OAOT, require any filing, consent or approval or constitute a Default under (a) any Law or Court Order to which OAOT is subject, (b) the Charter Documents or bylaws of OAOT or (c) any Contract, Governmental Permit or other document to which OAOT is a party or by which the properties or other assets of OAOT may be subject.

     5.4 Finder's Fees. No Person retained by OAOT is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

     5.5 Accuracy of Information. No representation or warranty by OAOT in any Transaction Document, and no information contained therein or otherwise delivered by or on behalf of OAOT to any Selling Party in connection with the Transactions, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

6.   Post-Closing Covenants.

     6.1 Covenant Not to Compete. Except with the prior written consent of OAOT, OAO and, subject to Section 6.3, its Affiliates other than Hill (each a "Restricted Party") shall not, at any time within the Restricted Period (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in any Person or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Restricted Territory (defined below) in the provision of time and materials-based contract staffing augmentation services for the commercial information technology business segment. In furtherance of the foregoing, no Restricted Party during the Restricted Period shall contact any of the Employees for the purpose of hiring or retaining any of such Employees for employment, consulting or similar purposes. The term "Restricted Period" means the period beginning on the date hereof and ending on the third anniversary of the Closing Date. The "Restricted Territory" means the area comprising the entire world. In the event of Litigation involving this Agreement, if a court of competent jurisdiction determines that the scope of this Section 6.1 or of Section 6.2 is too broad in any respect, then the scope shall be deemed to be reduced or narrowed to such scope as is found lawful and reasonable by such court. OAO acknowledges, however, that this Section 6.1 has been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

     6.2 Confidential Information. For an indefinite period after the Closing, no Restricted Party shall divulge, communicate or use in any way, any Confidential Information of the Company.

     6.3 Affiliates and Hill Limitations. The terms of Section 6.1 and 6.2 shall apply to OAO and any of its Affiliates (except Hill) to the same extent as if they were parties hereto, and OAO shall take whatever actions may be necessary to cause any such Affiliate to adhere to the terms of Section 6.1 and 6.2. Hill shall continue to be subject to the limitations on competition, solicitation and use of confidential information contained in the Employment Agreement entered into in April 1996 between Hill and OAOT.

     6.4 Injunctive Relief. In the event of any breach or threatened breach by any Restricted Party of any provision of Section 6.1 or 6.2, OAOT shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party under Section 6.1 or 6.2. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.

     6.5 Expenses. Each of the parties hereto shall pay its or his own expenses for lawyers, accountants, consultants, investment bankers, brokers, finders and other advisors with respect to the Transactions.

     6.6 OAO Affiliates. Each Selling Party shall cause any Affiliate of such Selling Party to comply with the terms and conditions of this Agreement and the other Transaction Documents to the same extent as if they were parties to this Agreement and the other Transaction Documents to the extent necessary to consummate the Transactions in accordance with the Transaction Documents.

     6.7 338(h)(10) Tax Election and Certain Tax Matters.

     (a) OAO agrees, if so requested by OAOT, to join with OAOT in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign Tax Law) (collectively, a "Section 338(h)(10)
Election") with respect to the purchase and sale of its Securities hereunder. OAO shall be responsible for and will pay any Tax, including any Liability of the Company for Tax resulting from the application to it of Treasury Regulation ss.1.338(h)(10)- 1(f)(5), attributable to the making of the Section 338(h)(10) Election and will indemnify and hold harmless each Indemnified Buyer Party from and against any Damages arising out of any failure to pay such Tax. OAO also shall be responsible for and will pay any state, local or foreign Tax (and indemnify and hold harmless each Indemnified Buyer Party from and against any Damages arising out of any failure to pay such Tax) attributable to an election under state, local or foreign Tax Law similar to the election available under
Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Securities hereunder.

     (b) OAOT shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Company for all periods ending on or prior to the Closing Time which are filed after the Closing Time other than income tax returns with respect to periods for which a consolidated, unitary or combined income tax return of OAO will include the operations of the Company. OAOT will permit OAO to review and comment on each such tax return described in the preceding sentence prior to filing. OAO shall be responsible for and shall reimburse OAOT for Taxes of the Company with respect to such periods within fifteen 15 days after payment by OAOT of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the audited Closing Balance Sheet.

     (c) OAOT shall prepare or cause to be prepared and file or cause to be filed all tax returns of the Company for all periods which begin before the Closing Time and end after the Closing Time. OAO shall be responsible for and shall pay to OAOT within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Time to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the audited Closing Balance Sheet. For purposes of this Section 6.7, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Time, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Time shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Time and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Time. Any credits relating to a taxable period that begins before and ends after the Closing Time shall be taken into account as though the relevant taxable period ended on the Closing Time. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

     (d) OAOT and OAO shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 6.7 and with any audit, Litigation or other proceeding with respect to such Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, Litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. OAOT and OAO agree (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Time until the expiration of the statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, OAOT or OAO, as the case may be, shall allow the other party to take possession of such books and records.

     (e) OAOT and OAO further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed, including, without limitation, with respect to the Transactions contemplated hereby.

     (f) OAOT and OAO further agree, upon request, to provide the other party with all information that a party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder.

     6.8 Employee Benefits. OAO agrees to maintain (and make contributions thereunder, if applicable) all Benefits Plans under which it is currently obligated with respect to any Employees or former employees of the Company and beneficiaries thereof (the "Company Participants"), for the benefit of such Company Participants, subject to the terms relating thereto contained in the Administrative Services Agreement, until the earlier of (a) December 31, 1998 or
(b) the date or dates specified in a written notice or notices to OAO from OAOT with respect to the discontinuance by OAO of the maintenance of any or all of such Benefits Plans for the benefit of the Company Participants, none of which dates shall be later than December 31, 1998. In the event that OAOT shall not have provided the notice described in the preceding sentence on or before October 1, 1998 with respect to each such Benefit Plan, by no later than October 1, 1998, OAOT shall provide written notice to OAO of the anticipated discontinuance date of each Benefit Plan maintained by OAO for the Company Participants, none of which dates shall be later than December 31, 1998, and, if applicable, the proposed method of transferring participation by the Company Participants in the Benefits Plans to employee benefit plans maintained or established by OAOT or the Company.

     6.9  Certain  Taxes.  All  transfer,   documentary,   sales,   use,  stamp,
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Transactions shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees.

7.   Conditions Precedent to Obligations of OAOT.

     All obligations of OAOT to consummate the Transactions are subject to the satisfaction (or waiver in writing by OAOT) prior thereto of each of the following conditions:

     7.1 Board Approval. The Board of Directors of OAOT shall have approved this Agreement, the other Transaction Documents and the Transactions contemplated hereby and thereby.

     7.2 Amendment to Option Cancellation Agreement. Prior to or concurrently herewith, the Option Cancellation Agreement (the "Option Cancellation Agreement") dated as of July 11, 1997 among Safeguard Scientifics (Delaware), Inc. ("Safeguard"), OAOT, the Company, OAO, Hill and Barker shall have been amended by the parties thereto to provide that Safeguard and OAOT waive their right to payments from OAO as provided in Section 3 of the Option Cancellation Agreement.

     7.3 Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing and, after the Closing, the Company shall not be bound thereby or have any Liability thereunder.

     7.4 Administrative Services Agreement. OAO shall have tendered an executed copy of the Administrative Services Agreement.

     7.5 Certificate. A duly authorized officer of each Corporate Selling Party and Hill shall have tendered a certificate by which such Selling Parties certify to OAOT that the conditions set forth in this Section 7 have been satisfied, and such certificate shall be deemed to be a representation of the Selling Parties hereunder.

     7.6 Legal Opinion. OAO shall have tendered a legal opinion of Williams & Connolly, counsel to OAO, in the form of that agreed to as of the date hereof.

     7.7 Sanwa Consent. Sanwa shall have tendered an executed copy of the Consent and Amendment to Sanwa Loan Agreement.

8.   Conditions Precedent to Obligations of the Selling Parties.

     All obligations of the Selling Parties to consummate the Transactions are subject to the satisfaction (or waiver by each Selling Party to which the condition relates) prior thereto of each of the following conditions, but any particular condition that requires action by any Selling Party shall not constitute a condition to the obligations of such Selling Party:

     8.1 Administrative Services Agreement. OAOT shall have tendered an executed copy of the Administrative Services Agreement.

     8.2 Certificate. OAOT shall have tendered a certificate by which it certifies to the Selling Parties that the conditions set forth in this Section 8 have been satisfied, and such certificate shall be deemed to be a representation of OAOT hereunder.

     8.3 Legal Opinion. OAOT shall have tendered a legal opinion of its general counsel, in the form of that agreed to as of the date hereof.

9.   Indemnification.

     9.1 By the Shareholders. From and after the Closing Date, to the extent provided in this Section 9, the Shareholders, jointly and severally subject to the limitations set forth below, shall indemnify and hold harmless OAOT, its successors and assigns, and its officers, directors, employees, shareholders, agents, Affiliates and any Person who controls OAOT within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Buyer Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith) (collectively, "Damages") that such Indemnified Buyer Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any representation or warranty of any Selling Party contained in this Agreement, or (b) any breach of any covenant or agreement (including certain covenants and agreements set forth as conditions in Section 7 hereof) of any Selling Party contained in this Agreement; provided, however, that in no event shall Hill be liable for more than his Proportionate Interest in any Damages paid to an Indemnified Buyer Party pursuant to this Section 9.1.

     9.2 By OAOT. From and after the Closing Date, to the extent provided in this Section 9, OAOT shall indemnify and hold harmless any Selling Party, its successors and assigns, and, if applicable, its officers, directors, employees, shareholders, agents, Affiliates and any Person who controls any Selling Party within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any representation or warranty of OAOT contained in this Agreement, or (b) any breach of any covenant or agreement of OAOT contained in this Agreement.

     9.3 Procedure for Claims.

     (a) An Indemnified Buyer Party or an Indemnified Seller Party that desires to seek indemnification under any part of this Section 9 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the

Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

     (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Claim Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Section 9, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor, but any dispute shall be resolved in accordance with Section 15 to the extent that it may be applicable. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor Party shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

     (c) Notwithstanding any other provision of this Section 9, the aggregate of all Damages payable by the Shareholders under this Section 9 shall not exceed the Purchase Price (as defined in Section 2.2), and an Indemnified Party shall be entitled to indemnification hereunder only when the aggregate of all Damages to such Indemnified Party exceeds $50,000 (the "Deductible Amount") and then such Indemnified Party shall be entitled to indemnification for its Damages in excess of the Deductible Amount. The limitations of this paragraph (c), however, shall not apply to any covenants or agreements to be performed by an Indemnitor prior to or after the Closing. In addition, the calculation of the Deductible Amount shall include any Damages incurred by an Indemnified Party for which the Indemnified Party would have been entitled to claim indemnification under this
Section 9 with respect to a breach of representation or warranty but for such representation or warranty being qualified by materiality, the knowledge of a particular party or related exceptions.

     9.4 Claims Period. Any claim for indemnification under this Section 9 shall be made by giving a Claim Notice under Section 9.3 on or before the applicable "Expiration Date" specified below in this Section 9.4, or the claim under this
Section 9 shall be invalid. The following claims shall have the following respective "Expiration Dates": (a) the second anniversary of the Closing

Date--any claims that are not specified in any of the succeeding clauses; (b) the date on which the applicable statute of limitations expires--any claim for Damages related to (i) a breach of any covenant or agreement to be performed at least in part after the Closing Date, or (ii) a breach of any representations or warranties of a party to this Agreement that relate to Taxes or that were untrue when made with an actual intent to mislead or defraud; and (c) the third anniversary of the Closing Date--any claim for Damages related to a breach of a representation or warranty with respect to an Environmental Condition. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

     9.5 Third Party Claims. An Indemnified Party that desires to seek indemnification under any part of this Section 9 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld). Any failure to give prompt notice under this Section 9.5 shall not bar an Indemnified Party's right to claim indemnification under this Section 9, except to the extent that an Indemnitor shall have been harmed by such failure.

     9.6 Investigations. All covenants, agreements, representations and warranties made herein or in any agreement, instrument or certificate delivered pursuant to this Agreement shall not be deemed to be waived or otherwise affected by any investigation at any time made by or on behalf of any party hereto.

10.  Public Announcements.

     The Selling Parties and OAOT will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable Law or any stock exchange regulations, the Selling Parties and OAOT will not issue any such press release or make any such public statement without the consent of the other parties hereto.

11.  Contents of Agreement.

     This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

12.  Amendment, Parties in Interest, Assignment, Etc.

     This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder without the prior written consent of the other parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

13.  Interpretation.

     Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

14.  Remedies.

     The indemnification rights under Section 9 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by Section 9. The parties shall seek relief, however, under Section 15 for any dispute that is a claim for Damages, to the extent that Section 15 may apply to such dispute.

15.  Dispute Resolution.

     (a) Good-Faith Negotiations. If after the Closing any dispute arises under this Agreement with respect to a claim for Damages that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party.

If the parties are unable to resolve such dispute between them within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the manner set forth in this Section 15.

     (b) Resolution of Disputes.

          (i) Any action, suit or proceeding based on a claim for Damages where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to any Transaction Document or the breach, termination or validity thereof, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (B) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (C) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (D) waives, and agrees not to plead or to make, any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (E) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (F) waives its right to remove any Summary Proceeding to the Federal courts except where such courts are vested with sole and exclusive jurisdiction by statute and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to any Transaction Document or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.

          (ii) If any action, suit or proceeding based on a claim for Damages where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 ("Proceeding"), arising out of or relating to any Transaction Document or the breach, termination or validity thereof is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section 15 relating to Summary Proceedings shall apply to such Proceeding.

          (iii) If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the US Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located in the Washington, D.C. area by three arbitrators, at least one of whom shall be knowledgeable in the computer and outsourcing services industry, one of whom shall be an attorney and one of whom shall be a member of a "Big Six" accounting firm familiar with businesses engaged in software design, programming and implementation. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

     Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so.

     (c) No party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including temporary restraining orders and preliminary injunctions to protect its or his rights and interests, but no party shall seek any such equitable remedies as a means to avoid or stay arbitration or any Summary Proceeding.

16.  Notices.

     All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

          If to OAOT:

               OAO Technology Solutions, Inc.
               7500 Greenway Center Drive
               Greenbelt, MD 20770-3502
               FAX:  301-486-0415
               Attention: Chief Executive Officer

               with required copies to:

               Safeguard Scientifics, Inc.
               800 The Safeguard Building
               435 Devon Park Drive
               Wayne, PA 19087
               FAX:  610-293-0601
               Attention: General Counsel

               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA 19103
               FAX: 215-963-5299
               Attention: Thomas J. Sharbaugh

          If to any Selling Party:

               OAO Corporation
               7500 Greenway Center Drive
               Greenbelt, MD 20770-3502
               FAX: 301-345-0952
               Attention: Cecile Barker

               with a required copy to:

               Williams & Connolly
               725 Twelfth Street, N.W.
               Washington, DC 20005
               Attention: Lewis H. Ferguson III
               FAX: 202-434-5029

          If to Hill:

               Zuckerman, Spaeder, Goldstein, Taylor & Kolker, L.L.P. 1201 Connecticut Avenue, N.W.
               12th Floor
               Washington, DC 20036-2638
               Attention: Mark Foster
               FAX: 202-822-8106

17.  Governing Law.

     This Agreement shall be construed and interpreted in accordance with the Laws of the State of Delaware without regard to its provisions concerning conflict of laws.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

18.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                        OAO TECHNOLOGY SOLUTIONS, INC.


                                        By: /s/ Gregory A. Pratt
                                            ------------------------------------
                                            Name: Gregory A. Pratt
                                            Title: Chief Executive Officer


                                        OAO SERVICES, INC.


                                        By: /s/ Hubert M. Reid
                                            ------------------------------------
                                            Name: Hubert M. Reid
                                            Title: Secretary and Treasurer


                                        OAO CORPORATION


                                        By: /s/ Hubert M. Reid
                                            ------------------------------------
                                            Name: Hubert M. Reid
                                            Title: Senior Vice President



                                        By: /s/ William R. Hill
                                            ------------------------------------
                                            William R. Hill

                                                                       EXHIBIT A
                                                                       ---------


                  OUTSTANDING SECURITIES OF OAO SERVICES, INC.



RECORD OWNER                              COMMON STOCK (SHARES)
------------                              ---------------------

OAO Corporation                                     425

William R. Hill                                      75
                                                    ---

Total                                               500

                                                                       EXHIBIT B
                                                                       ---------


                        ADMINISTRATIVE SERVICES AGREEMENT


     THIS ADMINISTRATIVE SERVICES AGREEMENT is made as of July 24, 1998 by and between OAO Corporation, a Maryland corporation ("OAO"), and OAO Technology Solutions, Inc., a Delaware corporation ("OAOT").

                              W I T N E S S E T H:

     WHEREAS, OAOT, OAO, William R. Hill (together with OAO, the "Shareholders") and OAO Services, Inc. (the "Company") have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") pursuant to which OAOT is purchasing all of the outstanding capital stock of the Company from the Shareholders (the "Stock Purchase");

     WHEREAS, prior to the Stock Purchase, OAO, as the Company's parent company, performed certain administrative support services for the Company and provided Benefit Plans (as defined in the Stock Purchase Agreement) for the participation by certain employees and former employees of the Company and beneficiaries thereof (the "Company Participants");

     WHEREAS, OAOT desires to retain OAO to provide certain administrative support services with respect to the transition of the business of the Company to OAOT from OAO;

     WHEREAS, OAOT desires OAO to continue to maintain for such transition period the Benefits Plans for the participation of the Company Participants; and

     WHEREAS, OAOT and OAO have agreed to enter into this Agreement to reflect the parties' respective rights and obligations.

     NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Services. OAO agrees to continue to provide to the Company during the Term (as defined in Section 4) the administrative support services specified in Schedule A hereto (the "Services").

     2. Benefits Continuation. OAO agrees to continue to maintain and make all applicable contributions under all Benefit Plans for the participation of the Company Participants during the Term (the "Benefits Continuation").

     3. Fees and Costs. In consideration of the Services to be rendered by OAO under this Agreement, OAOT shall pay to OAO a monthly fee of $100,000 (the "Services Fee"); provided, that for any monthly period that is less than a full month, such Services Fee shall be prorated for that portion of the month for which the Services are provided. In consideration of the Benefits

Continuation to be provided by OAO under this Agreement and subject to the proviso hereto, OAOT shall pay to OAO the costs during the Term (the "Benefits Costs") of such Employee Benefits, including without limitation, applicable contributions; provided, however, that OAOT will pay directly for the provision of any Benefits Continuation that is verifiable and billed directly from a benefits provider or third party other than OAO (the "Separately Billed Benefits"). OAO shall provide any invoices for Separately Billed Benefits to OAOT for payment and shall submit an invoice to OAOT for Services Fees and Benefits Costs (other than the Separately Billed Benefits) on a monthly basis, the full amount of which shall be due and payable within ten days of the date of receipt.

     4. Term. This Agreement shall be effective as of the date hereof and shall extend through and include (the "Term") the earlier to occur of (a) the date upon which OAOT determines in its sole discretion that it no longer requires such Services and/or Benefits Continuation from OAO and so notifies OAO in writing, or (b) December 31, 1998.

     5. Services Level. OAO shall provide the same level of Services as is consistent in scope and quality with OAO's past practices regarding such services for the Company, which level is intended by the parties to include, at a minimum, the assistance of Pamela Conley, the Assistant Controller of OAO, and the closing of the books of the Company within the same monthly and quarterly time frames as those used for the closing of the books of OAOT.

     6. Administrative Liaisons. The person who shall act as the administrative liaison for OAO shall be Edward Worrell, Senior Vice President. The persons who shall act as the administrative liaisons for OAOT shall be Dawn Byrne, Controller, with respect to the Services and Christine Hazel, Vice President of Human Resources/Administration, with respect to the Benefits Continuation. The parties shall communicate through such representatives with respect to applicable administrative matters arising under this Agreement. In the event that an administrative liaison for a party changes, such party shall notify the other party in accordance with the notice provisions set forth in Section 8(d).

     7. Relationship of Parties. For purposes of this Agreement and all Services to be provided hereunder, OAO shall not be considered a partner, co-venturer, agent or representative of the Company or OAOT, but rather shall remain in all respects an independent contractor providing services to the Company and OAOT. OAO shall not have any right or authority to make or undertake any promise, warranty, or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the Company or OAOT, except to the extent specifically authorized herein or in writing by OAOT.

     8. Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by the written agreement of the parties hereto.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (c) This Agreement and any rights or obligations pursuant hereto shall not be assignable by either party without the prior written consent of the other party.

     (d) All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

     If to OAOT:

          OAO Technology Solutions, Inc.
          7500 Greenway Center Drive
          Greenbelt, MD 20770-3502
          FAX:  301-345-0750
          Attention: Chief Executive Officer

          with a required copy to:

          Safeguard Scientifics, Inc.
          800 The Safeguard Building
          435 Devon Park Drive
          Wayne, PA 19087
          FAX:  610-293-0601
          Attention: General Counsel

     If to OAO:

          OAO Corporation
          7500 Greenway Center Drive
          First Floor
          Greenbelt, MD 20770-3585
          FAX: 301-345-0750
          Attention: Cecile Barker

     (e) This Agreement shall be governed by the laws of the State of Delaware without regard to its provisions concerning conflict of laws.

     (f) This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                        OAO CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        OAO TECHNOLOGY SOLUTIONS, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A

                         ADMINISTRATIVE SUPPORT SERVICES


Administrative support functions of accounting, human resources, purchasing and contract administration, including without limitation, the following:

     o    Accounting services

     o    Payment of bills and invoices

     o    Benefits processing

     o    Payroll processing

     o Other administrative services presently performed by OAO Corporation for OAO Services, Inc.